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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation of our reports and to all references to our firm in this Annual Report (Form 10-K) of Mortgage and Realty Trust, and to the incorporation by reference in the Registration Statements on Form S-3 for the 1984 Share Option Plan, and in the related Prospectuses of Mortgage and Realty Trust of our report dated January 3, 1994 with respect to the financial statements and schedules of Mortgage and Realty Trust included in this Annual Report (Form 10-K) for the year ended September 30, 1993.

                                          ERNST & YOUNG

Philadelphia, Pennsylvania
January 7, 1994